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                                                                    Exhibit 23.1
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                        CONSENT OF PANNELL KERR FORSTER


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated May 28, 1996, on our audits of the consolidated financial statements of Aura Systems, Inc. as of February 29, 1996, February 28, 1995, and February 28, 1994, and for each of the three years then ended, which report appears in Form 10-K and Form 10-K/A of Aura Systems, Inc. for the fiscal year ended February 29, 1996. We also hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement.



PANNELL KERR FORSTER
Los Angeles, California

January 7, 1997